UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA		95050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e) On February 5, 2009, the Compensation Committee of the Board of Directors of NVIDIA Corporation, approved the forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, together the RSU Agreement, to be used in connection with the grant of restricted stock unit awards, or RSUs, to our employees, including executive officers, pursuant to our 2007 Equity Incentive Plan, or the Plan.  Under the Plan and the applicable RSU Agreement, each RSU represents a right to receive one share of  Common Stock of NVIDIA, subject to adjustment for certain specified changes in the capital structure of NVIDIA, upon the completion of a specified period of continued service.

The foregoing is only a description of the material terms of the RSU Agreement, does not purport to be complete and is qualified in its entirety by reference to the Plan and the form of RSU Agreement under the Plan. The Plan was previously filed as Exhibit 10.1 to NVIDIA’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2007. The form of RSU Agreement under the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: February 11, 2009	By: /s/ David M. Shannon
David M. Shannon
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement.